united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 17, 2012, Astoria Financial Corporation (the “Company”) issued a press release which, among other things, highlights the Company’s financial results for the quarter and nine months ended September 30, 2012. A copy of the press release is furnished herewith as an exhibit to this report.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At meetings of the Boards of Directors of Astoria Financial Corporation (the “Company”) and its wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”) held on September 19, 2012, the Boards of Directors of the Company and the Association each elected Mr. John J. Corrado to fill the vacant director seat created by the retirement of Thomas V. Powderly effective October 17, 2012. At its meeting held on October 17, 2012, the Compensation Committee of the Board of Directors of the Company awarded 2,000 shares of restricted Company common stock (par value $0.01 per share) to Mr. Corrado, as a discretionary grant pursuant to the Astoria Financial Corporation 2007 Non-Employee Director Stock Plan, which was previously approved by the Company’s shareholders. The shares, which include both dividend and voting rights, will vest on October 17, 2015, or earlier upon Mr. Corrado’s death, disability or Mandatory Retirement or Involuntary Termination, both as defined in the Plan, or in the case of a Change of Control, as also defined in the Plan.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release dated October 17, 2012.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: October 17, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 17, 2012.